CUSIP No. 14888D 109

EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the beneficial ownership by each of the undersigned of ordinary shares of Catalyst Biosciences, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 28th day of August, 2015.

Rosetta Capital V LP

By:	/s/ Jonathan Hepple
Name:	Jonathan Hepple
Its:	Director

Rosetta Capital V GP LP

By:	/s/ Jonathan Hepple
Name:	Jonathan Hepple
Its:	Director

Rosetta Capital V GP Limited

By:	/s/ Jonathan Hepple
Name:	Jonathan Hepple
Its:	Director

Rosetta Capital Limited

By:	/s/ Jonathan Hepple
Name:	Jonathan Hepple
Its:	Director